SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No.   )


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   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 IGI, INC.
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             (Name of Registrant as Specified in Its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                  IGI, Inc.


To our Shareholders:

      After the proxy materials prepared on behalf of the Board of Directors were submitted for printing, two new events regarding IGI, Inc. (the "Company") occurred that we wish to bring to your attention.

      On April 16, 2001, Robert E. McDaniel submitted his resignation as Chief Executive Officer and Secretary of the Company. Mr. McDaniel will provide consulting services to the Company and will remain as a nominee to serve on the Company's Board of Directors.

      The Executive Committee of the Board of Directors has designated John Ambrose, President, to serve as Interim Chief Executive Officer, pending action by the full Board of Directors on a permanent Chief Executive Officer. The Board is expected to consider the matter following the annual meeting of shareholders on May 16, 2001.

      Separately, as is described in the accompanying Proxy Statement, American Capital Strategies, Ltd. ("ACS") is the holder of subordinated notes and warrants for the purchase of Company common stock. The agreements relating to these notes and warrants currently allow ACS to designate one person as a nominee to serve on the Company's Board of Directors. ACS has now made such a designation, and the Company intends to implement it by action of the Board of Directors after the annual meeting of shareholders.

                                    Very truly yours,

                                    /s/ John Ambrose

                                    John Ambrose
                                    President